As filed with the Securities and Exchange Commission on November 15, 2013
Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 ____________________________________
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware (State or other jurisdiction of incorporation or organization)	58-2480149 (I.R.S. Employer Identification Number)
___________________________________
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328
(404) 828-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________
Teri P. McClure
Chief Legal, Communications and Compliance Officer
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328
(404) 828-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________

Copy to: Jeffrey M. Stein King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309 (404) 572-4600	Copy to: Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000
____________________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:				☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1) (2)
Debt securities
Preferred stock
Class B common stock
Warrants

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
UNITED PARCEL SERVICE, INC.
DEBT SECURITIES
PREFERRED STOCK
CLASS B COMMON STOCK
WARRANTS
 _____________________________________
We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
United Parcel Service, Inc.’s class B common stock is traded on the New York Stock Exchange under the trading symbol “UPS.”
We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before investing in any of our securities.

_____________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 15, 2013.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
In this prospectus, unless otherwise specified, the terms “UPS,” “we,” “us” or “our” mean United Parcel Service, Inc. and its consolidated subsidiaries.
Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

DESCRIPTION OF UPS
We are the world’s largest package delivery company, a leader in the U.S. less-than-truckload industry and the premier provider of global supply chain management solutions. We were founded in 1907 as a private messenger and delivery service in Seattle, Washington. We deliver packages each business day for 1.1 million shipping customers to 7.7 million consignees in over 220 countries and territories. In 2012, we delivered an average of 16.3 million pieces per day worldwide, or a total of 4.1 billion packages. Total revenue in 2012 was $54.1 billion.
We are a global leader in logistics, and we create value for our customers through solutions that lower costs, improve service and provide highly customizable supply chain control and visibility. Customers are attracted to our broad set of services that are delivered as promised through our integrated ground, air and ocean global network.
Our services and integrated network allow shippers to simplify their supply chains by using fewer carriers, and to adapt their transportation requirements and expenditures as their businesses evolve. Across our service portfolio, we also provide control and visibility of customers’ inventories and supply chains via our UPS technology platform. The information flow from UPS technology drives improvements for our customers, as well as for UPS, in reliability, flexibility, productivity and efficiency.

Particularly over the last decade, we have significantly expanded the scope of our capabilities to include more than package delivery. Our logistics and distribution capabilities give companies the power to easily expand their businesses to new markets around the world. By leveraging our international infrastructure, UPS enables our customers to bridge time zones, cultures, distances and languages to keep the entire supply chain moving smoothly. We serve the global market for logistics services, which include transportation, distribution, forwarding, ground, ocean and air freight, brokerage and financing. Our technology seamlessly binds our service portfolio.
We have three reportable segments: U.S. Domestic Package, International Package and Supply Chain & Freight. Our global small package operations provide time-definite delivery services for express letters, documents, small packages and palletized freight via air and ground services. We provide domestic delivery services within 56 countries and export services to more than 220 countries and territories around the world. We handle packages that weigh up to 150 pounds and are up to 165 inches in combined length and girth as well as palletized shipments weighing greater than 150 pounds. All our package services are supported by numerous shipping, visibility and billing technologies. The Supply Chain & Freight segment consists of our forwarding and logistics services, our UPS Freight business, and our financial offerings through UPS Capital. We manage supply chains in over 195 countries and territories, with approximately 35 million square feet of distribution space worldwide. Supply chain complexity creates demand for a global service offering that incorporates transportation, distribution and international trade and brokerage services, with financial and information services.
Our principal executive office is located at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone (404) 828-6000.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at www.sec.gov or from our web site at www.ups.com. However, the information on our web site does not constitute a part of this prospectus. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room.
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until all the securities offered by this prospectus have been issued, as described in this prospectus; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

a.	Annual Report on Form 10-K for the year ended December 31, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed on March 18, 2013, incorporated by reference therein);

b.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

c.	Current Reports on Form 8-K filed January 28, 2013, February 19, 2013, March 29, 2013, May 7, 2013, June 27, 2013, July 2, 2013 and July 12, 2013; and

d.
the description of UPS’s class B common stock, $.01 par value per share, set forth in the registration statement on Form 8-A filed on November 4, 1999 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:
United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328
Attention: Investor Relations
(404) 828-6000

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. The words “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and variations thereof and similar expressions are intended to identify forward-looking statements. These statements include statements regarding our intent, belief and current expectations about our strategic direction, prospects, future results and other matters. These forward-looking statements are based on beliefs and assumptions of our management, and involve certain risks and uncertainties which could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include, but are not limited to:

•	general economic conditions, both in the U.S. and internationally;

•	significant competition we face on a local, regional, national, and international basis;

•	changes in our relationships with our significant customers;

•	complex and stringent aviation, transportation, environmental, security, labor, employment, and other governmental laws and regulations;

•	increased security requirements as a result of concerns about global terrorism and homeland security;

•	concern over global climate change or by legal, regulatory or market responses to such potential change;

•	strikes, work stoppages and slowdowns by our employees;

•	changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities;

•	changes in exchange rates or interest rates;

•	maintaining our brand image and corporate reputation;

•	a significant privacy breach involving the storage and transmission of proprietary information or confidential data or major disruptions to our technology infrastructure;

•	severe weather or other natural or manmade disasters;

•	correctly forecasting our future capital investment needs;

•	risks related to doing business internationally, including in emerging markets;

•	possible substantial write-downs of the carrying value of our assets due to changes in markets and our business plans;

•	significant employee health and retiree health and pension benefit costs;

•	exposure to claims and lawsuits;

•	failure to realize the anticipated benefits of acquisitions, joint ventures or strategic alliances;

•	increased insurance and claims expenses; and

•	other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC, which filings are available from the SEC.
Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, financing working capital needs, funding capital expenditures, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES
For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.
The following table sets forth our consolidated ratio of earnings to fixed charges.

	Nine Months Ended September 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	12.3	2.5	11.0	10.1	5.4	2.6

DESCRIPTION OF THE DEBT SECURITIES
Description of Debt Securities
We will issue the debt securities under an indenture, dated as of August 26, 2003, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to Citibank, N.A., which acts as trustee. We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement on Form S-3 (No. 333-108272), filed with the SEC on August 27, 2003, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information.”
General
The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants. The debt securities will be unsecured and will rank equally with all of our other senior debt and senior to our subordinated debt, if any.
Unless we inform you otherwise in a prospectus supplement, the indenture does not contain any debt covenants or other provisions that would protect holders of the debt securities in the event we participate in a highly leveraged or other transaction that may adversely affect our creditworthiness.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person or entity to whom any interest on the debt securities will be payable;

•
the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on the debt securities, which we call the maturity consideration, will be payable or the method of determining maturity dates;

•
the rate or rates at which the debt securities will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for any interest on any interest payment date;

•	any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	whether payments of principal of or any premium or interest will be determined by an index, formula or other method and the manner in which these amounts will be determined;

•	the currency or currency unit in which principal and interest will be paid if other than U.S. dollars and whether the holder may elect payment to be made in a different currency;

•	the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the full principal amount;

•
if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

•
whether the debt securities will be defeasible, in whole or any specified part, and whether some of our covenants will be defeasible and, if other than by a resolution of our board of directors or executive committee, the manner in which any election by us to defease the debt securities or covenants will be evidenced;

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•
whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders securities (whether or not issued by, or the obligations of, us), cash or a combination of cash, securities and/or property;

•	any conversion or exchange provisions;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•
any deletion of, addition to or change in the Events of Default and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable;

•	any deletion of, addition to or change in the covenants that apply to the debt securities;

•	terms relating to the delivery of debt securities if they are to be issued upon the exercise of warrants;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	additional terms with respect to book-entry procedures; and

•	any other material terms of the debt securities not specified in this prospectus. (Section 3.01)

We may sell the debt securities, including original issue discount securities, at a substantial discount below their principal amount. Original issue discount securities bear no interest or bear interest at below market rates. We may describe special United States federal income tax considerations, if any, applicable to the debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to the debt securities that are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

•
either we are the continuing corporation or the Person formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease all or substantially all of our properties and assets shall be:

◦	organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

◦	shall expressly assume all of our obligations under the debt securities and the indenture;

•
immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•
we or such Person has delivered to the trustee an officer’s certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease and any supplemental indenture required in connection with such transaction comply with the applicable provisions of the indenture and that all conditions precedent in the indenture provided for or relating to such transaction have been satisfied.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with these provisions, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the debt securities and indenture. (Sections 8.01 and 8.02)
Additional Covenants
Although the indenture generally does not contain financial or similar restrictive covenants, unless otherwise specified in the applicable prospectus supplement, the debt securities will contain the additional covenants described below that are not contained in the indenture.

Limitation on Secured Indebtedness

We will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby the debt securities shall be secured equally and ratably with, or prior to, such Secured Indebtedness, together with, if we shall so determine, any other Indebtedness of us or any Restricted Subsidiary then existing or thereafter created that is not subordinate to the debt securities, so long as the Secured Indebtedness shall be outstanding, unless the Secured Indebtedness, when added to:

•
the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the debt securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness that is concurrently being retired); and

•
the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt that is concurrently being retired);

would not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Lease Back Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of:

•	the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction;

•
all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary; and

•
the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the debt securities are secured equally and ratably with (or prior to) such Secured Indebtedness);

would not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of:

•	the net proceeds to us or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction; and

•	the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction;
is applied to the retirement of Funded Debt of us or any Restricted Subsidiaries (other than Funded Debt that is subordinate to the debt securities or is owing to us or any Restricted Subsidiaries or is scheduled to mature within one year after consummation of such Sale and Leaseback Transaction) within 180 days after the consummation of such Sale and Leaseback Transaction.

Definitions

As used in this prospectus, the following definitions apply:

“Attributable Debt” means, as of the date of its determination, the present value (discounted semi-annually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, the rental payments shall be considered for purposes of this definition to be the lesser of the discounted values of:

a.
the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination; and

b.	the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes of the debt securities, the amount of such obligation at any date shall be the capitalized amount thereof at the applicable date, determined in accordance with such principles.

“Consolidated Net Tangible Assets” means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of our fiscal quarter, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet and Intangible Assets.

“Funded Debt” means any indebtedness maturing by its terms more than one year from its date of issue, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from its original date of issue.

“Indebtedness” means

a.	any liability of any Person:

1.	for borrowed money, or under any reimbursement obligation relating to a letter of credit; or

2.
evidenced by a bond, note, debenture or similar instrument, including a purchase money obligation, given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, other than a trade payable or a current liability arising in the ordinary course of business; or

3.	for the payment of money relating to a Capitalized Lease Obligation; or

4.	for Interest Rate Protection Obligations;

b.	any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

c.	any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

“Intangible Assets” means at any date the value (net of any applicable reserves), as shown on or reflected in our most recently prepared consolidated balance sheet, prepared in accordance with generally accepted accounting principles, of:

a.	all trade names, trademarks, licenses, patents, copyrights and goodwill;

b.	organizational and development costs;

c.	deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and

d.	unamortized debt discount and expense, less unamortized premium.

“Interest Rate Protection Obligations” of any Person means the obligations of that Person pursuant to any arrangement with any other Person whereby, directly or indirectly, that Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

“Liens” means any mortgage, lien, pledge, security interest, charge or encumbrance.

“Principal Property” means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any motor vehicles, aircraft, mobile materials handling equipment, data processing equipment and rolling stock) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility

a.	is owned by or leased to us or any Restricted Subsidiary,

b.	is located within the United States, and

c.	has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of that determination, other than:

1.
any facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a “substantial user” of the related facility or a “related Person” as those terms are used in Section 103 of the Internal Revenue Code) pursuant to the provisions of Section 103 of the Internal Revenue Code (or any similar provision hereafter enacted) as in effect at the time of issuance of the obligations;

2.	any facility that our board of directors may by resolution declare is not of material importance to us and the Restricted Subsidiaries taken as a whole; and

3.
any facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than us and any Subsidiary and in which the interest of us and all Subsidiaries does not exceed 50%.

“Restricted Securities” means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary” means

a.	any Subsidiary:

1.	which has substantially all its property within the United States of America;

2.	which owns or is a lessee of any Principal Property; and

3.
in which the investment of us and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of the determination; provided, however, that the term “Restricted Subsidiary” shall not include:

A.
any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing, whether through long- or short-term borrowings, pledges, discounts or otherwise, the sales, leasing or other operations of us and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property; or

B.
any Subsidiary acquired or organized after January 26, 1999, for the purpose of acquiring the stock or business or assets of any Person other than us or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of us or any Restricted Subsidiary; and

b.	any other Subsidiary that is hereafter designated by our board of directors as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by UPS or any Restricted Subsidiary of any Principal Property (whether the Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by us or a Restricted Subsidiary to any Person, other than:

a.	leases for a term, including renewals at the option of the lessee, of not more than three years;

b.	leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

c.
leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property that will result in the property becoming Principal Property), or the commencement of commercial operation of the Principal Property.

“Secured Indebtedness” means Indebtedness of us or a Restricted Subsidiary that is secured by any Lien upon any Principal Property or Restricted Securities, and Indebtedness of us or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Indebtedness” shall not include any of the following:

a.
Indebtedness of us and the Restricted Subsidiaries outstanding on January 26, 1999, secured by then-existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

b.	Indebtedness that is secured by:

1.	purchase money Liens upon Principal Property acquired after January 26, 1999, or

2.
Liens placed on Principal Property after January 26, 1999, during construction or improvement thereof (including any improvements on property which will result in the property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of the Principal Property or improvement, or placed on Restricted Securities acquired after January 26, 1999, or

3.
conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after January 26, 1999, if (in each case referred to in this subparagraph (b)) (x) the related Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Principal Property or improvement or Restricted Securities and (y) the related Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or any improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien or agreement exceeds the cost to us or the Restricted Subsidiary of the related acquisition, construction or improvement will be considered to be “Secured Indebtedness;”

c.
Indebtedness that is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of the Principal Property or Restricted Securities by UPS or a Restricted Subsidiary;

d.	Indebtedness of Restricted Subsidiaries owing to us or any other Restricted Subsidiary and Indebtedness of us owing to any Restricted Subsidiary;

e.
In the case of any corporation that becomes (by any manner whatsoever) a Restricted Subsidiary after January 26, 1999, Indebtedness that is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property that constitutes Principal Property or Restricted Securities, which Liens exist at the time the related corporation becomes a Restricted Subsidiary;

f.
Guarantees by us of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of us and any other Restricted Subsidiaries;

g.	Indebtedness arising from any Sale and Leaseback Transaction;

h.
Indebtedness secured by Liens on property of us or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if the related Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien exceeds the cost to UPS or the Restricted Subsidiary of the related acquisition or construction will be considered to be “Secured Indebtedness”;

i.	Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

j.
The replacement, extension or renewal, or successive replacements, extensions or renewals, of any Indebtedness, in whole or in part, excluded from the definition of “Secured Indebtedness” by subparagraphs (a) through (i) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, the Indebtedness will extend to or cover any Principal Property or any Restricted Securities, other than the property that secured the Indebtedness so replaced, extended or renewed, plus improvements on or to any such Principal Property, provided further, however, that to the extent that replacement, extension or renewal increases the principal amount of Indebtedness secured by the Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of “Secured Indebtedness” by subparagraphs (a) through (i) above, the amount of the increase or excess will be considered to be “Secured Indebtedness.”

In no event shall the foregoing provisions be interpreted to mean that the same Indebtedness is included more than once in the calculation of “Secured Indebtedness” as that term is used in the debt securities.

Events of Default
The indenture defines an Event of Default with respect to any series of debt securities as any one of the following events:

1.	failure to pay any interest on the debt securities of that series when due, continued for 30 days;

2.	failure to pay any principal of or premium on the debt securities of that series when due, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise;

3.	failure to deposit any sinking fund payment when due on the debt securities of that series;

4.
failure to perform or the breach of any covenant or warranty in the indenture applicable to the debt securities of that series, continued for 60 days after written notice as provided in the indenture; or

5.	certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

If an Event of Default occurs and is continuing with respect to the debt securities of any series, other than an Event of Default referred to in clause (5) above, either the trustee or the holders of 25% in principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price, of the outstanding debt securities of that series, each series acting as a separate class, may declare the principal of the debt securities of that series, or an other amount or property, as may be provided for in the debt securities of that series, to be due and payable. If an Event of Default described in clause (5) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series, or such other amount or property, as may be provided for in the debt securities of that series (or, in the case of any original issue discount security, such portion of the principal as may be specified in its terms) will automatically, and without any action by the trustee or any holder, become immediately due and payable. (Section 5.02). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of the series, waive any past default under the indenture with respect to the debt securities of the series, except a default in the delivery or payment of the maturity consideration or interest on any debt security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Section 5.13)
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. (Section 6.03). Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 5.12)
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

1.	the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

2.
the holders of at least 25% in aggregate principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, have made written request to the trustee to institute a proceeding as trustee,

3.	the holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and

4.
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07)

However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of delivery or payment of the maturity consideration relating to, or interest on, the debt security on or after the applicable due date specified in the debt security. (Section 5.08)
We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions on a default.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or Section 13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. Defeasance refers to the discharge of some or all of our obligations under the indenture. (Section 13.01)
Defeasance and Discharge
The indenture provides that, upon our exercise of our option to have Section 13.02 of the indenture apply to any debt securities, we will be deemed to have been discharged from all obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust) upon the irrevocable deposit in trust for the benefit of the holders of the debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)
Defeasance of Covenants
The indenture provides that, upon our exercise of our option to have Section 13.03 of the indenture apply to any debt securities, we may omit to comply with and shall have no liability in respect of certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) (with respect to restrictive covenants) and under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the debt securities. In order to exercise this option, we will be required to irrevocably deposit, in trust for the benefit of the holders of the debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

Modification of the Indenture
The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purpose, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect. (Section 9.01)
Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price, of the outstanding debt securities of each series affected thereby, except that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

1.	change the stated maturity of the maturity consideration or any installment of maturity consideration or interest on, any debt security,

2.
reduce the principal amount of or reduce the amount or change the type of maturity consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of maturity consideration of an original issue discount security or any other debt security that would be due and deliverable or payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default, of any debt security,

3.	change the place of payment where, or the coin or currency in which, any maturity consideration or interest on any debt security are deliverable or payable,

4.	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

5.
reduce the percentage in principal amount or aggregate issue price, as the case may be, of debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

6.
modify the requirements contained in the indenture for consent to or approval of certain matters, except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 9.02)

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 9.02)
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.07)

Form, Exchange and Transfer

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Registration of transfer or exchange will be effected by the security registrar or the transfer agent, as the case may be, when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. (Section 3.05)

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 10.02)
If debt securities of any series are to be redeemed in part, we will not be required to:

•
issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, maturity consideration and interest on the debt securities of a particular series (other than a global security) will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment as that address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments and deliveries with respect to debt securities of each series. Any other paying agents initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 10.02)
All consideration paid or delivered to a paying agent for the payment or delivery of the principal of or any premium, maturity consideration or interest on any debt security that remains unclaimed at the end of two years after such principal, premium, maturity consideration or interest has become due and payable or deliverable will be repaid to us, and the holder of the debt security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

Book-Entry, Delivery and Form of Debt Securities
The debt securities will be issued in book-entry form through The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC.” DTC will act as securities depositary for the debt securities. The debt securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The debt securities will be accepted for clearance by DTC. Beneficial interests in the debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream as described below. Owners of beneficial interests in the debt securities will receive all payments relating to their debt securities in U.S. dollars. One or more fully registered global security certificates, representing the aggregate principal amount of debt securities issued, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities, so long as the debt securities are represented by global security certificates.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner of debt securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through whom the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of debt securities other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the debt securities entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the debt securities are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered to DTC. If an event of default with respect to the debt securities has occurred and is continuing, a holder may request that certificates for the debt securities be registered in such holder’s names.
As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of debt securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the debt securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or the debt securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of debt securities.

Payments with respect to debt securities represented by the global security certificates and all transfers and deliveries of debt securities will be made to DTC or its nominee, as the case may be, as the registered holder of the debt securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of debt securities to pledge the debt securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the debt securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the debt securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
If the depositary for a global security is DTC, you may hold interests in the global debt securities through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), in each case, as a participant in DTC. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through Euroclear or Clearstream and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before such date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Notices
Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register. (Section 1.06)
Title
We, the trustee and any agent of ours or the trustee’s may treat the Person in whose name a debt security is registered as the absolute owner of a debt security for the purpose of making payment and for all other purposes. (Section 3.08)
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)
Regarding The Trustee
The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to Citibank, N.A., is the trustee under the indenture. We have other customary banking relationships with The Bank of New York Mellon in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK
The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.
All of the terms of the preferred stock are, or will be, contained in our Restated Certificate of Incorporation or any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.
We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.
The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate (or method for determining the rate);

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.
The preferred stock, when issued, will be fully paid and nonassessable.
Although it has no present intention to do so, our board of directors, without shareowner approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF THE COMMON STOCK
We are authorized to issue a total of 10,200,000,000 shares of common stock, of which:

•	4,600,000,000 are shares of class A common stock, par value $.01 per share, and

•	5,600,000,000 are shares of class B common stock, par value $.01 per share.
As of November 12, 2013, 214,532,404 shares of class A common stock were outstanding and 711,474,749 shares of class B common stock were outstanding.
We will issue only shares of class B common stock pursuant to this prospectus.
Generally, all shares of our common stock have the same relative rights, preferences and limitations, except as follows:

•	shares of class A common stock have 10 votes per share;

•	shares of class B common stock have one vote per share; and

•
shares of class A common stock may be converted at any time by the holder into an equal number of shares of class B common stock and, if transferred to certain transferees, are automatically converted into shares of class B common stock immediately upon transfer.

Our class B common stock is listed and traded on the New York Stock Exchange under the symbol “UPS.” There is no public market for our class A common stock.
Dividends may be paid on our common stock out of funds legally available for dividends, when and if declared by our board of directors. In the case of a distribution of our common stock, each class of common stock receives a distribution of only shares of the same class of common stock. For example, only shares of class B common stock may be distributed with respect to class B common stock.
Holders of our common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if any of our preferred stock is then outstanding, to any preferential rights of such preferred stock. Our common stock is not redeemable, has no subscription rights and does not entitle the holder to any preemptive rights.
Anti-takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Restated Certificate of Incorporation and Amended and Restated Bylaws
Our Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareowner might consider in its best interest. These provisions include:

•
restrictions on the voting power of any person or group who owns shares having more than 25% of our total voting power (such persons will be entitled to only 1/100 of a vote for each vote in excess of 25% of our voting power);

•	no shareowner action by written consent;

•	no shareowner ability to call a special meeting;

•	no cumulative voting;

•	our ability to issue preferred stock without any action on the part of the shareowners;

•	advance notice provisions that specify how and when a shareowner may bring business before an annual meeting;

•	indemnification of officers and directors and limitations on their liability; and

•
supermajority provisions: an 80% vote of our shareowners is required to amend the provisions of our Restated Certificate of Incorporation relating to the prohibition on shareowner action by written consent and the restrictions on the voting power of a shareowner that holds more than 25% of our voting power.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could improve their terms.
Delaware Business Combination Statute
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. Section 203 imposes restrictions which, under certain circumstances, may make it more difficult for an “interested stockholder”, as defined in Section 203, to effect various business combinations with us for a three year period from the time such person becomes an interested stockholder. Under Section 203, a corporation’s bylaws or certificate of incorporation may exclude a corporation from the restrictions imposed by Section 203. Neither our bylaws nor our certificate of incorporation contains such an exclusion.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or class B common stock. Warrants may be issued independently or together with our debt securities, preferred stock or class B common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase class B common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	if applicable, the designation and terms of the preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of class B common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

VALIDITY OF THE SECURITIES
The validity of the securities will be passed upon by King & Spalding LLP. Certain legal matters in connection with the securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP.

EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this registration statement:

Securities and Exchange Commission Registration Fee	$	*
Trustee’s Fees		30,000
Printing and Engraving Expenses		30,000
Rating Agency Fees		2,500,000
Accounting Fees and Expenses		200,000
Legal Fees and Expenses		200,000
Listing Fees		20,000
Miscellaneous Expenses		20,000
Total		3,000,000

*We are registering an indeterminate amount of securities under this registration statement and in accordance with Rule 456(b) and 457(r), we are deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.
Item 15.    Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•
the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•
the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of registrant, and whether civil, criminal, administrative, investigative or otherwise.
Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of us under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.
Our Restated Certificate of Incorporation, as amended, does not provide for indemnification of our directors and officers, but our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL, subject to very limited exceptions. We also maintain directors’ and officers’ liability insurance for our directors and officers.

Item 16.     Exhibits

1.1	—	Form of Underwriting Agreement*

1.2	—	Form of Agency Agreement*

3.1	—	Restated Certificate of Incorporation of United Parcel Service, Inc. (incorporated by reference to Exhibit 3.3 to Form 8-K, filed on May 12, 2010)

3.2	—	Amended and Restated Bylaws of United Parcel Service, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, filed on February 19, 2013)

4.1	—
Indenture dated as of August 26, 2003, between UPS and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to Citibank, N.A., as Trustee (incorporated by reference to the Registration Statement on Form S-3 (No. 333-108272), filed on August 27, 2003)

4.2	—	Supplemental Indenture dated as of November 15, 2013 between UPS and The Bank of New York Mellon Trust Company, N.A., as Trustee**

4.4	—	Form of Warrant Agreement (including form of Warrant Certificate)*

5.1	—	Opinion of King & Spalding LLP**

12.1	—	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

23.1	—	Consent of Deloitte & Touche LLP**

23.2	—	Consent of King & Spalding LLP (included in Exhibit 5.1)**

24.1	—	Powers of Attorney (included in signature pages)**

25.1	—	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A., to act as Trustee under the Indenture dated August 26, 2003**
___________________

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

Item 17.    Undertakings.
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of November, 2013.

UNITED PARCEL SERVICE, INC.

By:	/S/ D. SCOTT DAVIS
D. Scott Davis
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Kurt P. Kuehn and Teri P. McClure, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer of United Parcel Service, Inc., to sign any and all amendments (including post-effective amendments) to this registration statement, and all documents or instruments necessary or appropriate to enable United Parcel Service, Inc. to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ D. SCOTT DAVIS	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2013
D. Scott Davis

/S/ KURT P. KUEHN	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 15, 2013
Kurt P. Kuehn

/S/ F. DUANE ACKERMAN	Director	November 15, 2013
F. Duane Ackerman

/S/ RODNEY C. ADKINS	Director	November 15, 2013
Rodney C. Adkins

/S/ MICHAEL J. BURNS	Director	November 15, 2013
Michael J. Burns

/S/ STUART E. EIZENSTAT	Director	November 15, 2013
Stuart E. Eizenstat

/S/ MICHAEL L. ESKEW	Director	November 15, 2013
Michael L. Eskew

/S/ WILLIAM R. JOHNSON	Director	November 15, 2013
William R. Johnson

/S/ CANDACE B. KENDLE	Director	November 15, 2013
Candace B. Kendle

/S/ ANN M. LIVERMORE	Director	November 15, 2013
Ann M. Livermore

/S/ RUDY MARKHAM	Director	November 15, 2013
Rudy Markham

/S/ CLARK T. RANDT, JR.	Director	November 15, 2013
Clark T. Randt, Jr.

/S/ CAROL B. TOMÉ	Director	November 15, 2013
Carol B. Tomé

/S/ KEVIN M. WARSH	Director	November 15, 2013
Kevin M. Warsh